Exhibit 99.1



Jaco Electronics Reports Profitable Fiscal 2004 Third Quarter Results; Net Sales Increase 16%; Gross Profits Increase 32%; EPS $0.02

    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--April 28, 2004--Jaco
Electronics, Inc. (Nasdaq:JACO)



Conference Call:    Today, April 28, at 10:00 a.m. EDT
Dial-in numbers:    706/679-7466
Webcast/Replay URL: www.vcall.com or www.vcall.com/CEPage.asp?ID=88005


    Jaco Electronics, Inc. (Nasdaq:JACO), a distributor of electronic components to original equipment manufacturers, today reported results for its fiscal 2004 third quarter and nine months ended March 31, 2004.
    Net sales for the third quarter of fiscal 2004 rose 16% to $68,886,000 compared with $59,406,000 during the same period last year. The Company's net earnings for the fiscal 2004 third quarter were $129,000, or $0.02 per diluted share, compared to a net loss of $260,000, or $0.05 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 6,284,000 and 5,768,000 for the third quarters of fiscal 2004 and 2003, respectively.
    Net sales for the nine months ended March 31, 2004 rose 28% to $207,974,000 compared with $162,629,000 during the fiscal 2003 nine-month period. Jaco reduced its net loss significantly for the nine months ended March 31, 2004 to $732,000, or $0.12 per diluted share, compared to a net loss of $1,788,000, or $0.31 per diluted share, during the same period last year. Per share results are based on a weighted average number of diluted shares outstanding of 5,906,000 and 5,789,000 for the fiscal 2004 and fiscal 2003 nine-month periods, respectively.
    Jaco's Chairman and Chief Executive Officer, Joel Girsky, commented, "Jaco's focus on growing sales while closely managing margins and overhead resulted in our return to profitability in the third quarter of fiscal 2004. Jaco's improving quarterly results reflect contributions from various portions of our business including the successful integration of certain assets of the distribution business of Reptron Electronics, Inc., all of which combined drove a 16% increase in net sales, year-over-year. Our double-digit top line growth and stronger margins generated a 32.4% increase in our 2004 third quarter gross profit, which rose to $9.5 million.
    "Central to our performance during the quarter were strong sales of our core semiconductor offerings and sales out of our flat panel display division, which represented more than 50% and approximately 20% of our quarterly net distribution sales, respectively. Both of these segments were strengthened through the Reptron acquisition as we added leading suppliers to our already deep line-card of products.
    "On a quarterly sequential basis, Jaco continues to report gains with net sales improving approximately 3% over fiscal second quarter levels. The sequential increases in net sales combined with cost containment contributed to a sequential decline in total SG&A and as a percentage of sales. Our bottom line also improved sequentially from the fiscal 2004 second quarter by approximately $566,000.
    "Looking forward, we continue to expect improved demand in North America and anticipate capturing a portion of the quickly-growing market in the Far East. To complement our strong North American presence, we have commenced operations in Asia to capitalize on the growth in the region. We believe we are well positioned to continue to benefit from an improved economic environment and continue to seek out additional opportunities for growth both domestically and internationally.
    "With slow but steady improvements in the industry and economic environments, calendar 2004 to-date is notably better than 2003. During this period, we have worked diligently to position Jaco for a return to profitability through strategic acquisitions, broader product offerings, enhanced customer service and a watchful eye on managing overhead costs."
    Jaco is a leading distributor of electronic components to industrial OEMs and contract manufacturers and provides contract manufacturing services to its industrial OEM customers. Jaco distributes products such as semiconductors, capacitors, resistors, electromechanical devices, flat panel displays and power supplies, which are used in the manufacture and assembly of electronic products, including: telecommunications equipment, computers and office equipment, medical devices and instrumentation, industrial equipment and controls, military/aerospace systems and automotive and consumer electronics.
    Jaco has two distribution centers and 16 strategically located sales offices throughout the United States. Jaco provides a variety of value-added services including automated inventory management services, assembling stock items for customers into pre-packaged kits, integrating and assembling various custom components with flat panel displays to customer specifications and providing contract manufacturing services. The Company's core customer base consists primarily of small and medium-sized manufacturers that produce electronic equipment used in a wide variety of industries.

    Except for the historical information, this press release includes forward-looking statements that involve risks and uncertainties, including, but not limited to, general industry and economic conditions, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results, delays in development of highly-complex products, the ability of the Company to maintain or expand its operations, the level of costs incurred in connection with the Company's ability to maintain or expand its operation and the financial strength of the Company's customers and suppliers and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, including margins, SG&A expenses as a percentage of revenues and earnings per diluted share, to differ materially from those expressed in the forward-looking statements. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. Actual results may differ materially from such information set forth herein.



                            -tables follow-

                JACO ELECTRONICS, INC. AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                              (unaudited)
              ($ in thousands, except per share amounts)

                         Three months ended       Nine months ended
                              March 31,                March 31,
                       ----------------------- -----------------------
                           2004        2003        2004        2003
                       ----------- ----------- ----------- -----------
Net sales              $   68,886  $   59,406  $  207,974  $  162,629
                       ----------- ----------- ----------- -----------
Gross profit                9,476       7,155      27,616      20,417
Selling, general &
 administrative
 expenses                   8,833       7,231      27,236      22,044
                       ----------- ----------- ----------- -----------
Operating profit
 (loss)                       643         (76)        380      (1,627)
Interest expense              445         323       1,506       1,123
                       ----------- ----------- ----------- -----------
Earnings (loss) before
 income taxes                 198        (399)     (1,126)     (2,750)
Income tax provision
 (benefit)                     69        (139)       (394)       (962)
                       ----------- ----------- ----------- -----------
Net earnings (loss)    $      129  $     (260) $     (732) $   (1,788)
                       =========== =========== =========== ===========

Net earnings (loss)
 per common share:
   Basic               $     0.02  $    (0.05) $    (0.12) $    (0.31)
                       =========== =========== =========== ===========
   Diluted             $     0.02  $    (0.05) $    (0.12) $    (0.31)
                       =========== =========== =========== ===========

Weighted average
 shares:
   Basic                5,997,409   5,767,588   5,905,567   5,789,068
                       =========== =========== =========== ===========
   Diluted              6,283,577   5,767,588   5,905,567   5,789,068
                       =========== =========== =========== ===========



       Summary Balance Sheet
        As of March 31, 2004             Key Financial Statistics

Receivables (net)       $38,800,000  LT Debt to Capitalization     46%
Inventories              46,100,000  Per Share Price (4/27/04)  $7.80
                                     Book Value Per Share       $7.42
Long-Term Debt          $38,900,000
A/C Payable and
  Accrued Expenses       37,100,000
Shareholder's Equity    $45,800,000


    CONTACT: Jaco Electronics, Inc.
             Jeffrey D. Gash, 631-273-5500
             jgash@jacoelect.com
              or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni, Nathan Ellingson, 212-835-8500 jaco@jcir.com